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Exhibit 10.5

RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

Dated as of March 1, 2001

by and between

LABOR READY, INC.

AS AN ORIGINATOR

and

LABOR READY FUNDING CORPORATION

i

Section 8.11. No Setoff	24
Section 8.12. Confidentiality.	24
Section 8.13. Further Assurances.	25
Section 8.14. Fees and Expenses	25

INDEX OF APPENDICES
Exhibit 2.01(a)	Form of Receivables Assignment
Exhibit 6.04(a)	Form of Parent Note
Schedule 4.01(b)	Executive Offices; Collateral Locations; Corporate Names
Schedule 4.01(d)	Litigation
Schedule 4.01(h)	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 4.01(i)	Tax Matters
Schedule 4.01(j)	Intellectual Property
Schedule 4.01(m)	ERISA Schedule
Schedule 4.01(t)	Deposit and Disbursement Accounts
Schedule 4.02(g)	Trade Names
Schedule 4.03(b)	Existing Liens
Annex X	Definitions
Annex Y	Schedule of Documents

ii

THIS RECEIVABLES SALE AND CONTRIBUTION AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") is entered into as of March 1, 2001, by and among LABOR READY, INC., a Washington corporation (the "Parent" or an "Originator"), and LABOR READY FUNDING CORPORATION, a Delaware corporation (the "Buyer").

RECITALS

      A.  The Parent owns all of the outstanding Stock of Buyer.

      B.  The Parent intends to purchase all Receivables originated by the Originators other than the Parent pursuant to that certain Receivables Sale Agreement.

      C.  Buyer has been formed for the sole purpose of purchasing, or otherwise acquiring by capital contribution, all Receivables originated by the Parent and each other Originator.

      D.  The Parent intends to sell, and Buyer intends to purchase, such Receivables, from time to time, as described herein.

      E.  In addition, the Parent may, from time to time, contribute capital to Buyer in the form of Contributed Receivables or cash.

AGREEMENT

    NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

    Section 1.01.  Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.

    Section 1.02.  Rules of Construction.  For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

ARTICLE II
TRANSFERS OF RECEIVABLES

    Section 2.01.  Agreement to Transfer.

    (a)  Receivables Transfers.  Subject to the terms and conditions hereof, the Parent agrees to sell (without recourse except to the extent specifically provided herein) or contribute to Buyer on the Closing Date and on each Business Day thereafter (each such date, a "Transfer Date") all Receivables owned by it on each such Transfer Date, and Buyer agrees to purchase or acquire as a capital contribution all such Receivables on each such Transfer Date. Each such Transfer shall be evidenced by a certificate of assignment substantially in the form of Exhibit 2.01(a) (each, a "Receivables Assignment," and collectively, the "Receivables Assignments"), and the Parent and Buyer shall execute and deliver a Receivables Assignment on or before the Closing Date.

    (b)  Determination of Sold Receivables.  On and as of each Transfer Date, all Receivables owned by the Parent and not previously acquired by Buyer shall be identified for sale to Buyer such that the Sale Price to be paid by Buyer therefor does not exceed the amount of cash available to Buyer for the payment thereof (each such Receivable identified for sale, individually, a "Sold Receivable" and, collectively, the "Sold Receivables"). The Sold Receivables will be identified by reference to the General Trial Balance of the Parent.

    (c)  Payment of Purchase Price.  In consideration for each Sale of Sold Receivables hereunder, Buyer shall pay to the Parent on the Transfer Date therefor the Sale Price therefor in Dollars in immediately available funds. All such payments by Buyer under this Section 2.01(c) shall be effected by means of a wire transfer on the day when due to such account or accounts as the Parent may designate.

    (d)  Determination of Contributed Receivables.  To the extent that, on and as of any Transfer Date, Receivables owned by the Parent which do not constitute Transferred Receivables have not been identified as Sold Receivables pursuant to Section 2.01(b) then the Parent shall, unless it has delivered an Election Notice (as defined below) to Buyer, contribute such Receivables to Buyer as a capital contribution (each such contributed Receivable, individually, a "Contributed Receivable," and collectively, the "Contributed Receivables"). If the Parent elects not to contribute Receivables to Buyer on any Transfer Date, or if any Receivables eligible for sale and owned by the Parent are not sold on any Transfer Date, the Parent shall deliver to Buyer not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of election thereof (each such notice, an "Election Notice").

    (e)  Ownership of Transferred Receivables.  On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, Buyer shall own the Transferred Receivables and no Originator shall take any action inconsistent with such ownership nor shall the Parent claim any ownership interest in such Transferred Receivables.

    (f)  Reconstruction of General Trial Balance.  If at any time the Parent fails to generate its General Trial Balance, Buyer shall have the right to reconstruct such General Trial Balance so that a determination of the Sold Receivables can be made pursuant to Section 2.01(b). The Parent agrees to cooperate with such reconstruction, including by delivery to Buyer, upon Buyer's request, of copies of all Contracts and Records.

    (g)  Servicing of Receivables.  So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 9.02 of the Funding Agreement, the Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of the Funding Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of Buyer, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of the Funding Agreement.

    Section 2.02.  Grant of Security Interest.  The parties hereto intend that each Transfer shall constitute a purchase and sale or capital contribution, as applicable, and not a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 hereof, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and that the Parent shall be deemed to have granted, and the Parent does hereby grant, to the Buyer a continuing security interest in all of the Parent's right, title and interest in, to and under the Receivables whether now owned or hereafter acquired by the Parent (whether constituting Transferred Receivables or otherwise) to secure the obligations of the Parent to the Buyer hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security, the repayment of a loan deemed to have been made by the Buyer in the amount of the

Sale Price with respect thereto and which secures the Buyer's right to receive all Collections of the Transferred Receivables as otherwise contemplated under this Agreement).

    Section 2.03.  Receivables Sale Agreement.  The Parent hereby assigns to the Buyer, in connection with the sale of Receivables acquired by the Parent under the Receivables Sale Agreement, all of its right, title and interest in and to the Receivables Sale Agreement and hereby agrees and certifies that: (a) the benefits of the representations, warranties and covenants of each Selling Subsidiary made to the Parent under the Receivables Sale Agreement are hereby assigned to the Buyer hereunder; (b) the rights of the Parent to require payment of a Rejected Amount from a Selling Subsidiary under the Receivables Sale Agreement may be enforced by the Buyer and the Administrative Agent on Buyer's behalf; and (c) the Receivables Sale Agreement provides that the representations, warranties and covenants described in Sections 4.01, 4.02 and 4.03 thereof, the indemnification and payment provisions of Article V thereof and the provisions of Sections 4.03(j), 8.03 and 8.14 thereof shall survive the sale of the Subsidiary Sold Receivables and the termination of the Sale Agreements and the Funding Agreement. The Parent hereby undertakes and agrees, to and for the benefit of Buyer, to cause the due and punctual performance and observance by each Selling Subsidiary of all of the terms, conditions, agreements and undertakings on the part of such Selling Subsidiary to be performed or observed by it under the Receivables Sale Agreement or under any other Related Document.

ARTICLE III
CONDITIONS PRECEDENT

    Section 3.01.  Conditions to Initial Transfer.  The initial Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by each of Buyer and the Administrative Agent):

    (a)  Sale and Contribution Agreement; Other Documents.  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, the Parent and Buyer, and Buyer shall have received such documents, instruments, agreements and legal opinions as Buyer shall request in connection with the transactions contemplated by this Agreement, including the Receivables Sale Agreement and all those identified in the Schedule of Documents, each in form and substance satisfactory to Buyer.

    (b)  Governmental Approvals.  Buyer shall have received (i) satisfactory evidence that the Parent and each Selling Subsidiary have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby or (ii) an Officer's Certificate from the Parent in form and substance satisfactory to Buyer affirming that no such consents or approvals are required.

    (c)  Compliance with Laws.  The Parent and each Selling Subsidiary shall be in compliance with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in Section 4.02(f).

    (d)  Funding Agreement Conditions.  Each of those conditions precedent set forth in Sections 3.01 and 3.02 of the Funding Agreement shall have been satisfied or waived in writing as provided therein.

    Section 3.02.  Conditions to all Transfers.  Each Transfer hereunder (including the initial Transfer) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

    (a) the representations and warranties of the Parent contained herein or in any other Related Document shall be true and correct as of such Transfer Date, and the representations and warranties of each other Originator contained in the Receivables Sale Agreement or in any other Related Document, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

    (b) no Incipient Termination Event or Termination Event shall have occurred and be continuing or would result after giving effect to such Transfer or the application of the Sale Price therefor;

    (c) the Parent shall be in compliance with each of its covenants and other agreements set forth herein and each other Originator shall be in compliance with each of its covenants and other agreements set forth in the Receivables Sale Agreement; and

    (d) the Parent shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to Buyer as Buyer may request.

The acceptance by the Parent of the Sale Price for any Sold Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by the Parent that the conditions in this Section 3.02 have been satisfied. Upon any such acceptance, title to the Transferred Receivables sold or contributed on such Transfer Date shall be vested absolutely in Buyer, whether or not such conditions were in fact so satisfied.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

    Section 4.01.  Representations and Warranties of the Parent.  To induce Buyer to purchase the Sold Receivables and to acquire the Contributed Receivables, the Parent makes the following representations and warranties to Buyer, each and all of which shall survive the execution and delivery of this Agreement.

    (a)  Existence; Compliance with Law.  Each Originator (i) is a corporation, limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely to result in a Material Adverse Effect; (iii) has the requisite corporate, company or partnership power, as applicable, and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to obtain such licenses, permits, consents or approvals is not reasonably likely to result in a Material Adverse Effect; (v) is in compliance with its charter and bylaws; and (vi) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    (b)  Executive Offices; Collateral Locations; Corporate or Other Names; FEIN.  As of the Closing Date, the current location of the Originators' chief executive offices, principal places of business, other offices, the warehouses and premises within which any Parent Collateral or Subsidiary Collateral is stored or located, and the locations of all records of the Originators concerning the Parent Collateral and the Subsidiary Collateral are set forth in Schedule 4.01(b) and none of such locations have changed within the past 12 months. During the prior five years, except as set forth in Schedule 4.01(b), no Originator has not been known as or used any corporate, company, partnership, fictitious or trade name. In addition, Schedule 4.01(b) lists the federal employer identification number of the Parent.

    (c)  Power, Authorization, Enforceable Obligations.  The execution, delivery and performance by the Parent of this Agreement and the execution, delivery and performance by each Originator of any other Related Documents to which it is a party and the creation and perfection of all Transfers and Liens provided for herein and therein: (i) are within such Person's corporate, company or partnership power, as applicable; (ii) have been duly authorized by all necessary or proper corporate, company, partnership, member and shareholder action; (iii) do not contravene any provision of such Person's charter, bylaws, operating agreement or other constitutive documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Person; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which will have been duly obtained, made or complied with prior to the Closing Date as provided Section 3.01(b). The exercise by Buyer of any of its rights and remedies under any Related Document to which it is a party, do not require the consent or approval of any Governmental Authority or any other Person (other than consents or approvals solely relating to or required to be obtained by the Buyer, and subject to the Bankruptcy Code), except those which will have been duly obtained, made or complied with prior to the Closing Date as provided in Section 3.01(b). On or prior to the Closing Date, each of the Related Documents shall have been duly executed and delivered by each Originator that is a party thereto and each such Related Document shall then constitute a legal, valid and binding obligation of such Originator enforceable against it in accordance with its terms.

    (d)  No Litigation.  No Litigation is now pending or, to the knowledge of the Parent, threatened against the Parent or any other Originator that (i) challenges such Originator's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer, Purchase, contribution or pledge of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii) has a reasonable risk of being determined adversely to such Originator and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.01(d), as of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $500,000 or injunctive relief against, or alleges criminal misconduct by, the Parent.

    (e)  Solvency.  Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, each Originator is and will be Solvent.

    (f)  Material Adverse Effect.  Between December 31, 1999 and the Closing Date, (i) neither the Parent nor any other Originator has incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by any Originator or has become binding upon such Originator's assets and no law or regulation applicable to any Originator has been adopted that has had or could reasonably be expected to have a Material Adverse Effect; and (iii) no Originator is in default and no third party is in default under any material contract, lease or other agreement or instrument to which any of the Originators is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 1999, and the Closing Date no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

    (g)  Ownership of Receivables; Liens.  The Parent owns each Receivable originated by it free and clear of any Adverse Claim (other than Permitted Encumbrances) and, from and after each Transfer Date, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim or restrictions on transferability. As of the Closing Date, none of the properties and assets of the Parent or any other Originator are subject to any Adverse Claims other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to the Parent that may result in any Adverse Claims (including Adverse Claims arising under Environmental Laws) other than Permitted Encumbrances. The Parent has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Parent's right, title and interest in and to the Receivables originated by it or acquired under the Receivables Sale Agreement and its other properties and assets. The Liens granted to Buyer pursuant to Section 7.01will at all times be fully perfected first priority Liens in and to the Parent Collateral, subject only to Permitted Encumbrances.

    (h)  Ventures, Subsidiaries and Affiliates; Outstanding Stock.  Except as set forth in Schedule 4.01(h), the Parent does not have any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Selling Subsidiary is owned by the Parent. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which the Parent may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.

    (i)  Taxes.  All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by the Parent and each of its Affiliates included in the Parent Group have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with Section 4.02(l). Proper and accurate amounts have been withheld by the Parent or such Affiliate from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 4.01(i) sets forth as of the Closing Date (i) those taxable years for which the Parent's or such Affiliates' tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described on Schedule 4.01(i), neither the Parent nor any such Affiliate has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. The Parent and such Affiliates are not liable for any charges: (A) under any agreement (including any tax sharing agreements) or (B) to the best of the Parent's knowledge, as a transferee. As of the Closing Date, neither the Parent nor any such Affiliate has not agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

    (j)  Intellectual Property.  As of the Closing Date, each Originator owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Originator conducts its business and affairs without infringement of or interference with any intellectual property of any other Person. Except as set forth in Schedule 4.01(j), the Parent is not aware of any infringement or claim of infringement by others of any intellectual property of the Originators.

    (k)  Full Disclosure.  All information contained in this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of the Selling Subsidiaries to the

Parent, or the Originators (including the Parent) to Buyer, any Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents is true and accurate in every material respect, and none of this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of any Originator to Buyer any Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents (including any such statement furnished by an Originator in its capacity as a Servicer or Sub-Servicer), is misleading as a result of the failure to include therein a material fact.

    (l)  Notices to Obligors.  The Parent has directed, or caused each Selling Subsidiary to direct, all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in a Lockbox or Lockbox Account.

    (m)  ERISA.

      (i)  Schedule 4.01(m)  lists all Plans and separately identifies all Pension Plans, including all Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Except as otherwise provided in Schedule 4.01(m), (x) each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, (y) neither the Parent nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan and (z) neither the Parent nor any ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, in connection with any Plan that would subject the Parent to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

      (ii)  Except as set forth in Schedule 4.01(m):  (A) no Title IV Plan has any Unfunded Pension Liability; (B) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (C) there are no pending or, to the knowledge of the Parent, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (D) neither the Parent nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (E) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of the Parent or ERISA Affiliate; (F) Stock of the Parent and its ERISA Affiliates makes up, in the aggregate, no more than 10% of the assets of any Plan, measured on the basis of fair market value as of the last valuation date of any Plan; and (G) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency.

    (n)  Brokers.  No broker or finder acting on behalf of the Parent or any other Originator was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and no Originator has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

    (o)  Margin Regulations.  None of the Originators is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Neither the Parent nor any Selling Subsidiary owns any Margin Stock, and no portion of the proceeds of any Buyer Loan or the Sale Price for any Sale hereunder or under the Receivables Sale Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Parent will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

    (p)  Nonapplicability of Bulk Sales Laws.  No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.

    (q)  Securities Act and Investment Company Act Exemptions.  Each purchase of Transferred Receivables under this Agreement constitutes (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

    (r)  Government Regulation.  None of the Originators is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act. None of the Originators is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Debt or to perform its obligations hereunder or under the other Related Documents. The purchase or acquisition of the Transferred Receivables by Buyer hereunder, the purchase by the Parent of the Subsidiary Sold Receivables sold under the Receivables Sale Agreement, the application of the Sale Price for either of the foregoing and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

    (s)  Books and Records; Minutes.  The bylaws or the certificate or articles of incorporation of the Parent and of each Selling Subsidiary require it to maintain (i) books and records of account and (ii) minutes of the meetings and other proceedings of its Stockholders and board of directors.

    (t)  Deposit and Disbursement Accounts.  Schedule 4.01(t) lists all banks and other financial institutions at which the Originators maintain any deposit accounts established for the receipt of collections on accounts receivable as of the Closing Date, including any Lockbox Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor, in each case as of the Closing Date.

    (u)  Representations and Warranties in Other Related Documents.  Each of the representations and warranties of the Parent and the Selling Subsidiaries contained in the Related Documents (other than this Agreement) is true and correct in all material respects and the Parent hereby makes each such representation and warranty to, and for the benefit of, the Lenders and the Administrative Agent as if the same were set forth in full herein.

    (v)  Receivables.  With respect to each Transferred Receivable designated as an Eligible Receivable in any Borrowing Base Certificate delivered on or after the Transfer Date of such Transferred Receivable:

      (i)  such Receivable satisfies the criteria for an Eligible Receivable;

      (ii)  prior to its Transfer to Buyer such Receivable was owned by the Parent thereof free and clear of any Adverse Claim (other than Permitted Encumbrances), and the Parent had the full right, power and authority to sell, contribute, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of the Parent;

      (iii)  the Transfer of each such Receivable pursuant to this Agreement and the Receivables Assignment executed by the Parent constitutes, as applicable, a valid sale, contribution, transfer, assignment, setover and conveyance to Buyer of all right, title and interest of the Parent in and to such Receivable; and

      (iv)  neither the Parent nor the Originator of such Receivable (if not the Parent) has any knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on such Receivable will not be paid in full when due or to expect any other Material Adverse Effect.

    The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to Buyer, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

    Section 4.02.  Affirmative Covenants of the Parent.  The Parent covenants and agrees that, unless otherwise consented to by Buyer and the Administrative Agent, from and after the Closing Date and until the Termination Date:

    (a)  Offices and Records.  The Parent shall, and shall cause each Selling Subsidiary to, maintain its principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days' prior written notice to Buyer and the Administrative Agent, at such other location in a jurisdiction where all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 8.13 shall have been taken with respect to the Transferred Receivables. The Parent shall, and shall cause each Selling Subsidiary to, at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto.

    (b)  Access.  The Parent shall and shall cause each Selling Subsidiary to, during normal business hours, from time to time upon five (5) Business Days' prior notice and as frequently as Buyer, the Servicer or the Administrative Agent determines to be appropriate: (i) provide Buyer, the Servicer or the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) and to the Parent Collateral or Subsidiary Collateral, as applicable, (ii) permit Buyer, the Servicer or the Administrative Agent and any of their respective officers, employees and agents, to inspect, audit and make extracts from its books and records, including all Records, (iii) permit Buyer, the Servicer or the Administrative Agent and their respective officers, employees and agents, to inspect, review and evaluate the

Transferred Receivables and other Parent Collateral or Subsidiary Collateral, as applicable, and (iv) permit Buyer, the Servicer or the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or the Parent's performance under this Agreement or the affairs, finances and accounts of the Originators with any of their respective officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants. If an Incipient Termination Event or a Termination Event shall have occurred and be continuing, or the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems the Administrative Agent's or any Lender's rights in the Borrower Collateral insecure, the Parent shall provide, or cause each Selling Subsidiary to provide, such access at all times and without advance notice and shall provide Buyer, the Servicer or the Administrative Agent with access to its suppliers and customers. The Parent shall, and shall cause each Selling Subsidiary to, make available to Buyer, the Servicer or the Administrative Agent and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that Buyer, the Servicer or the Administrative Agent may request. The Parent shall deliver any document or instrument necessary for Buyer, the Servicer or the Administrative Agent, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Originators, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Originators.

    (c)  Communication with Accountants.  The Parent authorizes Buyer, the Servicer and the Administrative Agent to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to Buyer, the Servicer and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Parent (including copies of any issued management letters) with respect to the business, financial condition and other affairs of the Parent. The Parent agrees to render to Buyer, the Servicer and the Administrative Agent at the Parent's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Termination Event shall have occurred and be continuing, the Parent shall, promptly upon request therefor, assist Buyer in delivering to the Administrative Agent Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

    (d)  Compliance With Credit and Collection Policies.  The Parent shall, and shall cause each Selling Subsidiary to, comply in all material respects with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Receivables and Contracts.

    (e)  Assignment.  The Parent agrees that, to the extent permitted under the Funding Agreement, Buyer may assign all of its right, title and interest in, to and under the Transferred Receivables, the Buyer Loans and this Agreement, including its right to exercise the remedies set forth in Section 4.04. The Parent agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of Buyer, all of the obligations of the Parent hereunder, including any obligations of the Parent set forth in Sections 4.02(o), 4.04, 5.01 and 8.14.

    (f)  Compliance with Agreements and Applicable Laws.  The Parent shall perform, and cause each Selling Subsidiary to perform, each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    (g)  Maintenance of Existence and Conduct of Business.  The Parent shall and shall cause each Selling Subsidiary to: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, company or limited partnership existence, as applicable, and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation, bylaws, operating agreement or other constitutive document; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate, company, partnership and trade names as are set forth in Schedule 4.02(g) or, upon 30 days' prior written notice to Buyer, the Administrative Agent and each Rating Agency, in such other corporate or trade names with respect to which all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 8.13 shall have been taken with respect to the Transferred Receivables. The Parent shall not, and shall not allow any Selling Subsidiary to, change its jurisdiction of formation except upon 30 days' prior written notice to Buyer and the Administrative Agent, and with respect to which jurisdiction all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 8.13 shall have been taken with respect to the Transferred Receivables.

    (h)  Notice of Material Event.  The Parent shall promptly inform Buyer in writing of the occurrence of any of the following, in each case setting forth the details thereof and what action, if any, the Parent proposes to take with respect thereto:

      (i)  any Litigation commenced or threatened against any Originator or with respect to or in connection with all or any portion of the Transferred Receivables that (A) seeks damages or penalties in an uninsured amount in excess of $500,000 in any one instance or $500,000 in the aggregate, (B) seeks injunctive relief, (C) is asserted or instituted against any Plan, its fiduciaries or its assets or against the Parent or ERISA Affiliate in connection with any Plan, (D) alleges criminal misconduct by the Parent or any other Originator, or (E) would, if determined adversely, have a Material Adverse Effect;

      (ii)  the commencement of a case or proceeding in a court of competent jurisdiction by or against any Originator seeking a decree or order in respect of such Originator (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Originator or for any substantial part of such Person's assets, or (C) ordering the winding-up or liquidation of the affairs of any Originator;

      (iii)  the receipt of notice that (A) an Originator is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of an Originator's business is to be, or may be, suspended or revoked, or (C) any Originator is to cease and desist any practice, procedure or policy employed by such Person in the conduct of its business if such cessation may have a Material Adverse Effect;

      (iv)  (A) any Adverse Claim made or asserted against any of the Transferred Receivables of which it becomes aware or (B) any determination that a Transferred Receivable designated as an Eligible Receivable in an Borrowing Base Certificate or otherwise was not an Eligible Receivable at the time of such designation; or

      (v)  any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

    (i)  Use of Proceeds.  The Parent shall utilize the proceeds of (i) the Sale Price obtained by it for each Sale made by it hereunder and (ii) any Buyer Loan solely for general corporate purposes (including the payment for the Sale Price owed to the Selling Subsidiaries under the Receivables Sale Agreement and the retirement or repayment of third party debt and loans made to Affiliates) and to pay any related expenses payable by the Parent under this Agreement and the other Related Documents in connection with the transactions contemplated hereby and thereby and for no other purpose.

    (j)  Separate Identity.

      (i)  The Parent shall, and shall cause each of its Affiliates included in the Parent Group to, maintain corporate, company or limited partnership, as applicable, records and books of account separate from those of Buyer.

      (ii)  The financial statements of the Parent and its consolidated Subsidiaries shall disclose the effects of the Parent's transactions in accordance with GAAP and, in addition, disclose that (A) Buyer's sole business consists of the purchase or acceptance through capital contribution of the Receivables from the Parent and the subsequent resale of such Receivables to the Lender, (B) Buyer is a separate corporate entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of Buyer's assets prior to any value in Buyer becoming available to Buyer's equity holders and (C) the assets of Buyer are not available to pay creditors of the Parent or any other Affiliate of the Parent.

      (iii)  The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Parent as official records.

      (iv)  The Parent shall, and shall cause each Affiliate included in the Parent Group to, maintain an arm's-length relationship with Buyer and shall not hold itself out as being liable for the Debts of Buyer.

      (v)  The Parent shall, and shall cause each the Parent Group to, keep its assets and its liabilities wholly separate from those of Buyer.

      (vi)  The Parent shall, and shall cause each Affiliate included in the Parent Group to, conduct its business solely in its own name through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of the Buyer.

      (vii)  The Parent shall not, and shall cause each Affiliate included in the Parent Group not to, mislead third parties by conducting or appearing to conduct business on behalf of Buyer or expressly or impliedly representing or suggesting that the Parent or such Affiliate is liable or responsible for the Debts of Buyer or that the assets of the Parent or such Affiliate are available to pay the creditors of Buyer.

      (viii)  The Parent shall cause operating expenses and liabilities of Buyer to be paid from Buyer's own funds.

      (ix)  The Parent shall at all times have, and cause each Affiliate included in the Parent Group at all times to have, stationery and other business forms and a mailing address and telephone number separate from those of Buyer.

      (x)  The Parent shall, and shall cause each Affiliate included in the Parent Group to, at all times limit its transactions with Buyer only to those expressly permitted hereunder or under any other Related Document.

      (xi)  The Parent shall, and cause each Affiliate included in the Parent Group to, comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinion of McGavick Graves, P.S. delivered pursuant to the Schedule of Documents.

    (k)  ERISA.  The Parent shall give Buyer and the Administrative Agent prompt written notice of any event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

    (l)  Payment, Performance and Discharge of Obligations.

      (i)  Subject to Section 4.02(l)(ii), the Parent shall, and shall cause each Selling Subsidiary to, pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all taxes, assessments and governmental charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due.

      (ii)  The Parent or any Selling Subsidiary may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 4.02(l)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of the Parent and such Subsidiary, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Parent Collateral or any Subsidiary Collateral may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) Buyer has affirmatively advised the Parent in writing that Buyer reasonably believes that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.

    (m)  Deposit of Collections.  The Parent shall deposit and cause its Subsidiaries to deposit or cause to be deposited promptly into a Lockbox Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables.

    (n)  Accounting Changes.  If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

    (o)  Adjustments to Sale Price.  If on any day the Billed Amount of any Transferred Receivable is reduced as a result of any Dilution Factors, and the amount of such reduction exceeds the amount, if any, of Dilution Factors taken into account in the calculation of the Sale Price for such Transferred Receivable, the Parent shall make a cash payment to Buyer in the amount of such excess by remitting such amount to the Collection Account in accordance with the terms of the Funding Agreement.

    Section 4.03.  Negative Covenants of the Parent.  The Parent covenants and agrees that, without the prior written consent of Buyer and the Administrative Agent, from and after the Closing Date and until the Termination Date:

    (a)  Sale of Stock and Assets.  The Parent shall not, and shall not permit any Selling Subsidiary to, sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets, including capital Stock, any Transferred Receivable or Contract therefor, any of its rights with respect to any Lockbox or Lockbox Account or any other Parent Collateral.

    (b)  Liens.  The Parent shall not, and shall not permit any Selling Subsidiary to, create, incur, assume or permit to exist any Adverse Claim on or with respect to its Receivables or any other Parent Collateral or Subsidiary Collateral (whether now owned or hereafter acquired) except for the Liens set forth in Schedule 4.03(b) and other Permitted Encumbrances. In addition, the Parent shall not, and shall not permit any Selling Subsidiary to, become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of Buyer as additional collateral for the recourse and indemnity obligations of the Parent to Buyer hereunder or for the recourse and indemnity obligations of the Selling Subsidiaries under the Receivables Sale Agreement, including those obligations set forth in Sections 4.02(o), 4.04 and 5.01, except as otherwise expressly permitted by this Agreement or any of the other Related Documents).

    (c)  Modifications of Receivables or Contracts.  The Parent shall not, and shall not permit any Selling Subsidiary to, extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefor; provided, that any Originator acting as Servicer or Sub-Servicer may, in its capacity as a Servicer or Sub-Servicer, take such of the foregoing actions to the extent that they are expressly permitted by the terms of the Funding Agreement.

    (d)  Sale Characterization.  The Parent shall not, and shall not permit any Selling Subsidiary to, make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by the Receivables Sale Agreement and this Agreement in any manner other than (i) with respect to the Sale of each Receivable originated by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Receivable and (ii) with respect to the Transfer of each Contributed Receivable under this Agreement, as a contribution to the capital of Buyer.

    (e)  Capital Structure and Business.  The Parent shall not, and shall not permit its Subsidiaries to (i) make any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect or (ii) make any change in its capital structure as described on Schedule 4.01(h), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock or (iii) amend, supplement or otherwise modify its certificate or articles of incorporation or bylaws in a manner that could have or result in a Material Adverse Effect. The Parent shall not change, and shall not permit any Selling Subsidiary to change, its jurisdiction of incorporation except as permitted by Section 4.02(g). The Parent shall not, and shall not permit any Selling Subsidiary to, engage in any business other than the businesses currently engaged in by it.

    (f)  Actions Affecting Rights.  The Parent shall not, and shall not permit any Selling Subsidiary to, (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; (ii) waive or alter any rights with respect to the Transferred Receivables (or any agreement or instrument relating thereto); or (iii) fail to pay any tax, assessment, charge, fee or other obligation of the Parent with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of Buyer to and the sole record and beneficial ownership interest of Buyer in the Transferred Receivables or, prior to their Transfer hereunder, the Parent's right, title or interest therein.

    (g)  ERISA.  The Parent shall not, nor shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

    (h)  Change to Credit and Collection Policies.  The Parent shall, and shall cause each Selling Subsidiary to, comply with the Credit and Collection Policies, and no change shall be made to, the Credit and Collection Policies without the prior written consent of Buyer and the Administrative Agent.

    (i)  Adverse Tax Consequences.  The Parent shall not, and shall not permit any Selling Subsidiary to, take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to Buyer, any Lender or holders of the Commercial Paper who are residents of the United States of America to withholding taxation.

    (j)  No Proceedings.  From and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper with the latest maturity has been indefeasibly paid in full in cash, the Parent shall not, and shall not permit any Selling Subsidiary to, directly or indirectly, institute or cause to be instituted against Buyer or Conduit Lender any proceeding of the type referred to in Sections 9.01(c) and 9.01(d) of the Funding Agreement.

    (k)  Commingling.  The Parent shall not, and shall not permit any Selling Subsidiary to, deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox Account. If such funds are nonetheless deposited into a Lockbox Account and the Parent so notifies the Administrative Agent, the Administrative Agent shall promptly remit any such amounts as directed by the Parent.

    Section 4.04.  Breach of Representations, Warranties or Covenants.  Upon discovery by the Parent or Buyer of any breach of any representation, warranty or covenant described in Sections 4.01, 4.02 or 4.03 (other than a representation, warranty or covenant relating to the absence of Dilution Factors), which breach is reasonably likely to have a material adverse effect on the value of a Transferred Receivable or the interests of Buyer therein, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The Parent may, at any time on any Business Day, or shall, if requested by notice from Buyer, on the first Business Day following receipt of such notice, either (a) repurchase such Transferred Receivable from Buyer for cash, (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to Buyer on such Business Day, or (c) make a capital contribution in cash to Buyer by remitting the amount (the "Rejected Amount") of such capital contribution to the Collection Account in accordance with the terms of the Funding Agreement, in each case in an amount equal to the Billed Amount of such Transferred Receivable minus the sum of (A) Collections received in respect thereof and (B) the amount of any Dilution Factors taken into account in the calculation of the Sale Price therefor. Notwithstanding the foregoing, if any Receivable is not paid in full on account of any Dilution Factors, the Parent's repurchase obligation under this Section 4.04 with respect to such Receivable shall be reduced by the amount of any such Dilution Factors taken into account in the calculation of the Sale Price therefor. The Parent shall ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into any Lockbox Account.

ARTICLE V
INDEMNIFICATION

    Section 5.01.  Indemnification.  Without limiting any other rights that Buyer or any of its Stockholders, officers, directors, employees, attorneys, agents or representatives (each, an "Buyer Indemnified Person") may have hereunder or under applicable law, the Parent hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document, any actions or failures to act in connection therewith, including any and all legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or any Contract therefor or the use by the Parent of the Sale Price therefor or the proceeds of any Buyer Loan; provided, that the Parent shall not be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amounts result solely from (a) such Buyer Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, (b) recourse for uncollectible or uncollected Transferred Receivables due to the lack of creditworthiness of the Obligor or the occurrence of any event of bankruptcy with respect to such Obligor, or (c) any income tax or franchise tax incurred by any Buyer Indemnified Person, except to the extent that the incurrence of any such tax results from a breach of or default under this Agreement or any other Related Document. Subject to the exceptions set forth in clauses (a), (b) and (c) of the immediately preceding sentence but otherwise without limiting the generality of the foregoing, the Parent shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

      (i)  reliance on any representation or warranty made or deemed made by any Originator (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by an Originator pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

      (ii)  the failure by any Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

      (iii)  the failure to vest and maintain vested in Buyer, or to Transfer to Buyer, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;

      (iv)  any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Parent or any Affiliate acting as the Servicer or a Sub-Servicer), except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of Buyer;

      (v)  any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract;

      (vi)  the commingling of Collections with respect to Transferred Receivables by any Originator at any time with its other funds or the funds of any other Person;

      (vii)  any failure by the Parent or any Selling Subsidiary to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Receivable that is the subject of a Sale under the Receivables Sale Agreement or hereunder, whether at the time of any such Transfer or at any subsequent time;

      (viii)  any failure by any Originator or the Servicer to perform, keep or observe any of their respective duties or obligations hereunder, under any other Related Document or under any Contract related to a Transferred Receivable;

      (ix)  any investigation, Litigation or proceeding related to this Agreement or the Receivables Sale Agreement or the use of the Sale Price obtained in connection with any Sale or the ownership of Receivables or Collections with respect thereto or in respect of any Receivable or Contract, except to the extent any such investigation, Litigation or proceeding relates to a matter involving a Buyer Indemnified Person for which neither the Parent nor any of its Affiliates is at fault, as finally determined by a court of competent jurisdiction; or

      (x)  any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by the Parent or any of its Affiliates in servicing, administering or collecting any Transferred Receivables.

    NO BUYER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

ARTICLE VI
BUYER LOANS

    Section 6.01.  Buyer Loans.  Subject to the terms and conditions hereof and upon request of the Parent, Buyer agrees to make advances available to the Parent, from time to time until the Facility Termination Date, to the extent of its available funds (each, a "Buyer Loan"). The aggregate principal amount of Buyer Loans outstanding shall not exceed at any time the Maximum Facility Amount. Until the Facility Termination Date, the Parent may from time to time borrow, repay and reborrow; provided, that no such Buyer Loans may be made if, after giving effect thereto, (a) an Incipient Termination Event, a Termination Event, an Incipient Servicer Termination Event or an Event of Servicer Termination shall have occurred and be continuing or (b) a Purchase Excess would exist.

    Section 6.02.  Notices Relating to Buyer Loans.  Each Buyer Loan and each repayment thereof shall be made upon the provision of notice by the Parent to Buyer. Any such notice must be given in writing on or before the Business Day immediately preceding the day the proposed Buyer Loan is to be made or repaid (which shall be a Business Day). Each such notice of borrowing or repayment shall specify the amount of Buyer Loans to be borrowed or repaid and the borrowing or repayment date thereof.

    Section 6.03.  Disbursement of Loan Proceeds.  Buyer shall, no later than 2:00 p.m. (New York City time) on the date specified for each Buyer Loan hereunder, transfer the amount of the Buyer Loan to be made on such date to an account previously designated by the Parent by wire transfer or otherwise in immediately available funds.

    Section 6.04.  The Parent Note.

    (a) The Parent shall execute and deliver to Buyer a single promissory note to evidence the Buyer Loans made to it by Buyer hereunder, which note shall be dated the Closing Date and be substantially in the form of Exhibit 6.04(a) (the "Parent Note"). The Parent Note shall represent the obligation of the Parent to pay the amount of the Maximum Facility Amount or, if less, the aggregate unpaid principal amount of all Buyer Loans made to the Parent together with interest thereon as prescribed in Section 6.06.

    (b) Buyer shall record on a schedule attached to the Parent Note (which schedule may be computer generated) with respect to each Buyer Loan thereunder: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof. The balance as reflected on such schedule shall be presumptive evidence of the amounts due and owing to Buyer by the Parent; provided, that any failure of Buyer to record a notation on the schedule to the Parent Note as aforesaid or any error in so recording shall not limit or otherwise affect the obligation of the Parent to repay Buyer Loans in accordance with their respective terms as set forth herein.

    Section 6.05.  Principal Repayments.  With respect to Buyer Loans made to the Parent, it is the intention of the parties hereto that the Buyer Loans shall represent advances against future dividends to be declared from time to time by the Buyer and that, whenever the Buyer declares such a dividend (to the extent that any Buyer Loans are outstanding), the amount of such dividend shall be credited against all principal and interest owing by the Parent to the Buyer under the Buyer Loans made to it before such dividends may be paid in cash, and; provided, that all such dividends shall first be credited against accrued and unpaid interest before being credited to principal. Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder.

    Section 6.06.  Interest.

    (a) the Parent shall pay interest to Buyer, in arrears on each applicable Interest Payment Date, at the rate shown in The Wall Street Journal as the "Prime Rate" on such date (the "Parent Interest Rate") on the unpaid principal amount of each Buyer Loan for the period commencing on and including the date of such Buyer Loan until but excluding the date such Buyer Loan is paid in full.

    (b) If any payment on any Buyer Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

    (c) All computations of interest shall be made by Buyer on the basis of a 360 day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Parent Interest Rate shall be determined (i) on the first Business Day immediately prior to the Closing Date for calculation of the Parent Interest Rate for the period from the Closing Date through the end of the first calendar month following the Closing Date, and (ii) as of the last Business Day of each month for use in calculating the interest that is payable for the following calendar month, and the Parent Interest Rate so determined shall be utilized for such calendar month. Each determination by Buyer of an interest rate hereunder shall be final, binding and conclusive on the Parent (absent manifest error).

    (d) the Parent shall pay interest at the applicable Parent Interest Rate on unpaid interest, on any Buyer Loan or any installment thereof, and on any other amount payable by the Parent hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is indefeasibly paid in full.

    Section 6.07.  Receipt of Payments.  All payments of principal, interest and other amounts (including indemnities) payable by the Parent to Buyer under this Agreement shall be made in Dollars, in immediately available funds, to Buyer not later than 12:00 noon (New York City time), on the due date therefor. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. All payments under this Article VI and under the Parent Note shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Parent Note.

    Section 6.08.  Separateness of Buyer Loans From Transfer of Receivables.  The parties hereto acknowledge and agree that the Buyer Loans made by Buyer to the Parent hereunder are separate and distinct transactions from the Transfer of Receivables by the Parent to Buyer hereunder and are not intended to derogate from the expressed intention of the parties regarding the characterization of the Transfers of the Transferred Receivables made hereunder as purchases and sales or capital contributions, as applicable, and not as secured transactions.

    Section 6.09.  Dividends.  The Buyer may declare or pay dividends at any time that, after giving effect to such dividends, the book value of the assets of the Buyer, minus reserves applicable thereto and minus all of the Buyer's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP, shall be equal to or greater than five percent (5.0%) of the Outstanding Balance of Transferred Receivables.

ARTICLE VII
COLLATERAL SECURITY

    Section 7.01.  Security Interest.  To secure the prompt and complete payment, performance and observance of any and all recourse and indemnity obligations of the Parent to Buyer, including those set forth in Sections 4.02(o), 4.04, 5.01 and 8.14, and to induce Buyer to enter into this Agreement in accordance with the terms and conditions hereof, the Parent hereby grants, assigns, conveys, pledges, hypothecates and transfers to Buyer a Lien upon all of the Parent's right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Parent (including under any trade names, styles or derivations of the Parent), and whether owned by or consigned by or to, or leased from or to, the Parent, and regardless of where located (all of which being hereinafter collectively referred to as the "Parent Collateral"):

    (a) all accounts, inventory, general intangibles, equipment, fixtures, investment property, chattel paper, documents and instruments, whether or not constituting Receivables;

    (b) all books and records (including customer lists, credit files, computer programs, tapes, disks, data processing software and other related property and rights) pertaining to the foregoing;

    (c) all monies, securities and other property now or hereafter in the possession or custody of, or in transit to, Buyer, for any purpose (including safekeeping, collection or pledge), from or for the Parent, or as to which the Parent may have any right or power, and all of Buyer's credits and balances with the Parent existing at any time;

    (d) the Cash Collateral Account and the Parent Blocked Account and all funds on deposit therein and all certificates, instruments, if any, from time to time representing or evidencing the Cash Collateral Account and the Blocked Account; and

    (e) to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, and substitutions and replacements for, each of the foregoing.

    Section 7.02.  Other Collateral; Rights in Receivables.  Nothing contained in this Article VII shall limit the rights of Buyer in and to any other collateral that may have been or may hereafter be granted to Buyer by the Parent or any third party pursuant to any other agreement or the rights of Buyer under any of the Transferred Receivables.

    Section 7.03.  Parent Remains Liable.  It is expressly agreed by the Parent that, anything herein to the contrary notwithstanding, the Parent or the applicable Originator shall remain liable under any and all of the Receivables originated by it, the Contracts therefor and all other Parent Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Buyer shall not have any obligation or liability under any such Receivables, Contracts or Parent Collateral by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Buyer of any payment relating thereto pursuant hereto. The exercise by the Buyer of any of its respective rights under this Agreement shall not release the Parent or any other Originator from any of its respective duties or obligations under any such Receivables, Contracts or Parent Collateral. The Buyer shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Parent or any other Originator under or pursuant to any such Receivable, Contract or Parent Collateral, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or Parent Collateral, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

    Section 7.04.  Intercreditor Agreement.  The Lien granted under Section 7.01 above is subordinated in priority to the extent provided in the Intercreditor Agreement.

ARTICLE VIII
MISCELLANEOUS

    Section 8.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 8.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below in this Section 8.01 or to such other address (or facsimile number) as may be substituted by notice given as herein provided:

the Parent:
Labor Ready, Inc.
1016 S. 28th Street
Tacoma, Washington 98409
Attention: Chief Financial Officer and General Counsel
Facsimile: 877-334-0797
with copy to:
Malcolm C. Lindquist
McGavick Graves, P.S.
1102 Broadway, Suit 500
Tacoma, Washington 98401
Facsimile: 253-627-2247
Buyer:	Labor Ready Funding Corporation
1016 S. 28th Street
Suite 205
Tacoma, Washington 98409
Attention: Vice President and General Counsel
Facsimile: 877-334-0797

provided, that each such declaration or other communication shall be deemed to have been validly delivered to the Administrative Agent under this Agreement upon delivery to the Administrative Agent in accordance with the terms of the Funding Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

    Section 8.02.  No Waiver; Remedies.  Buyer's failure, at any time or times, to require strict performance by the Parent of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of Buyer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Parent contained in this Agreement or any Receivables Assignment, and no breach or default by the Parent hereunder or thereunder, shall be deemed to have been suspended or waived by Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Buyer and directed to the Parent specifying such suspension or waiver. Buyer's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Buyer may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Parent Collateral shall not be required.

    Section 8.03.  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Parent and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. The Parent may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Buyer, the Lenders and the Administrative Agent and unless the Rating Agency Condition shall have been satisfied with respect to any such assignment. Any such purported assignment, transfer, hypothecation or other conveyance by the Parent without the prior express written consent of Buyer, the Lenders and the Administrative Agent shall be void. The Parent acknowledges that, to the extent permitted under the Funding Agreement, Buyer may assign its rights granted hereunder, including the benefit of any indemnities under Article V and any of its rights in the Parent Collateral granted under Article VII, and upon such assignment, such assignee shall have, to the extent of such assignment, all rights of Buyer hereunder and, to the extent permitted under the Funding Agreement, may in turn assign such rights. The Parent agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Buyer, the rights set forth in this Agreement. All such assignees, including parties to the Funding Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce Buyer's rights and remedies under, this Agreement to the same extent as if they were parties hereto. Without limiting the generality of the foregoing, all notices to be provided to the Buyer hereunder shall be delivered to both the Buyer and the Administrative Agent under the Funding Agreement, and shall be effective only upon such delivery to the Administrative Agent. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Parent and Buyer with respect to the transactions contemplated hereby and, except for the Lenders and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

    Section 8.04.  Termination; Survival of Obligations.

    (a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

    (b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Parent or the rights of Buyer relating to any unpaid portion of any and all recourse and indemnity obligations of the Parent to Buyer, including those set forth in Sections 4.02(o), 4.04, 5.01 and 8.14, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Parent, and all rights of Buyer hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies pursuant to Sections 4.02(o), 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(j), 8.03, 8.12 and 8.14 shall be continuing and shall survive any termination of this Agreement.

    Section 8.05.  Complete Agreement; Modification of Agreement.  This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 8.06.

    Section 8.06.  Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by the Parent therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto and the Lenders and the Administrative Agent. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

    Section 8.07.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

    (a) THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

    (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE PARENT COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE PARENT ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

    (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND

FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

    Section 8.08.  Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

    Section 8.09.  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    Section 8.10.  Section Titles.  The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

    Section 8.11.  No Setoff.  The Parent's obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Parent might have against Buyer, any Lender or the Administrative Agent, all of which rights are hereby expressly waived by the Parent.

    Section 8.12.  Confidentiality.

    (a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each Affected Party shall otherwise consent in writing, the Parent and Buyer agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Buyer Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Buyer Indemnified Person.

    (b) The Parent agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of Buyer and each of the Committed Lender and the Conduit Lender (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Parent shall consult with Buyer and each of the Committed Lender and the Conduit Lender prior to the issuance of such news release or public announcement. The Parent may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

    (c) Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities Exchange Commission, or unless the Parent otherwise consents in writing, the Buyer agrees (i) to maintain the confidentiality of (A) this Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to the Parent and its Affiliates and each of their respective businesses obtained by the Buyer in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Affected Party or the Parent and (ii) not to disclose, deliver, or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or the Parent.

    Section 8.13.  Further Assurances.

    (a) The Parent shall, and shall cause each Selling Subsidiary to, at its sole cost and expense, upon request of Buyer, any Lender or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer, any Lender or the Administrative Agent may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Buyer of any Transferred Receivable or Parent Collateral or Subsidiary Collateral held by an Originator or in which any Originator has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document, (iii) transferring Parent Collateral or Subsidiary Collateral to Buyer's possession if such collateral consists of chattel paper or instruments or if a Lien upon such collateral can be perfected only by possession, or if otherwise requested by Buyer; and (iv) entering into "control agreements" (as defined in the UCC with respect to any Parent Collateral or Subsidiary Collateral to the extent that a first priority Lien upon such Parent Collateral or Subsidiary Collateral can be perfected only by control. The Parent hereby authorizes Buyer, each Lender and the Administrative Agent to file any such financing or continuation statements without the signature of the Parent to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Parent Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Parent Collateral is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon the Parent's receipt thereof and promptly delivered to Buyer.

    (b) If the Parent fails to perform any agreement or obligation under this Section 8.13, Buyer, any Lender or the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer, such Lender or the Administrative Agent incurred in connection therewith shall be payable by the Parent upon demand of Buyer, such Lender or the Administrative Agent.

    Section 8.14.  Fees and Expenses.  In addition to its indemnification obligations pursuant to Article V, the Parent agrees to pay on demand all costs and expenses incurred by Buyer in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the fees and out-of-pocket expenses of Buyer's counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith, and the Parent agrees to pay all costs and expenses, if any (including attorneys' fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.

    IN WITNESS WHEREOF, the parties have caused this Receivables Sale and Contribution Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

LABOR READY, INC.
By:

Name:	Steven C. Cooper
Title:	Executive Vice President & Chief Executive Officer
LABOR READY FUNDING CORPORATION
By:

Name:	Bruce H. Marley
Title:	President

EXHIBIT 2.01(a)

Form of

RECEIVABLES ASSIGNMENT

    THIS RECEIVABLES ASSIGNMENT (the "Receivables Assignment") is entered into as of March 1, 2001, by and between LABOR READY, INC., a Washington corporation (the "Originator") and LABOR READY FUNDING CORPORATION, a Delaware corporation ("Buyer").

    1.  We refer to that certain Receivables Sale and Contribution Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Sale and Contribution Agreement") of even date herewith among the Parent and Buyer. All of the terms, covenants and conditions of the Sale and Contribution Agreement are hereby made a part of this Receivables Assignment and are deemed incorporated herein in full. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Sale and Contribution Agreement shall be applied herein as defined or established therein.

    2.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Originator hereby sells, or sells or contributes, to Buyer, without recourse, except as provided in Sections 4.02(o) and 4.04 of the Sale and Contribution Agreement, all of the Originator's right, title and interest in, to and under all of its Receivables (including all Collections, Records and proceeds with respect thereto) existing as of the Closing Date and thereafter created or arising at any time until the Facility Termination Date.

    3.  Subject to the terms and conditions of the Sale and Contribution Agreement, the Originator hereby covenants and agrees to sign, sell or contribute, as applicable, execute and deliver, or cause to be signed, sold or contributed, executed and delivered, and to do or make, or cause to be done or made, upon request of Buyer and at the Originator's expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by Buyer for the purpose of or in connection with acquiring or more effectively vesting in Buyer or evidencing the vesting in Buyer of the property, rights, title and interests of the Originator sold or contributed hereunder or intended to be sold or contributed hereunder.

    4.  Wherever possible, each provision of this Receivables Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Receivables Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Receivables Assignment.

    5.  THIS RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

    IN WITNESS WHEREOF, the parties have caused this Receivables Assignment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

LABOR READY, INC.	LABOR READY FUNDING CORPORATION
By:	By:
Name:	Name:
Title:	Title:

EXHIBIT 2.01(a)–Page 1

EXHIBIT 6.04(a)

Form of

PARENT NOTE

[$            ]                                                                                                                                                    March 1, 2001

    FOR VALUE RECEIVED, on demand, the undersigned, LABOR READY, INC., a Washington corporation (the "Borrower"), hereby promises to pay to the order of LABOR READY FUNDING CORPORATION, a Delaware corporation (the "Lender"), or its assigns, at [      ], or at such other place as the holder of this Parent Note ("Note") may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of [      ] DOLLARS [$      ], or, if less, the aggregate unpaid principal amount of all Buyer Loans (as defined in the Sale and Contribution Agreement referred to below) made to the Borrower, together with interest thereon from time to time from the Closing Date (as defined in the Sale and Contribution Agreement) at the rate provided therein.

    The date, amount and interest rate of each Buyer Loan made by the Lender to the Borrower, and each payment made by or on behalf of the Borrower on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

    All capitalized terms, unless otherwise defined herein, shall have the meanings assigned to them in the Receivables Sale and Contribution Agreement of even date herewith (as the same may be subsequently amended, restated or otherwise modified, the "Sale Agreement") by and among the Borrower and Buyer. This Note is issued pursuant to the Sale Agreement, is the Parent Note referred to therein, and is entitled to the benefit of the provisions set forth therein, to which reference is hereby made for a statement of all of the terms and conditions under which the Buyer Loans are made. All of the terms, covenants and conditions of the Sale Agreement and all other instruments evidencing the indebtedness hereunder, including the other Related Documents, are hereby made a part of this Note and are deemed incorporated herein in full.

    The Sale Agreement provides for prepayments of Buyer Loans upon the terms and conditions specified therein. Interest on the outstanding principal amount of this Note shall be paid until such principal amount is paid in full at the Parent Interest Rate and at such times as are specified in the Sale Agreement.

    If any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the Parent Interest Rate during such extension.

    In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest rate of interest permissible under law (the "Maximum Lawful Rate"). In the event that a court of competent jurisdiction determines that Lender has charged or received interest hereunder in excess of the Maximum Lawful Rate, the amount of interest payable hereunder shall be equal to the amount payable under the Maximum Lawful Rate; provided, that if at any time thereafter the amount of interest payable to Lender hereunder is less than the amount payable under the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender from the making of Buyer Loans hereunder is equal to the total interest that Lender would have received had the amount of interest payable to Lender hereunder been (but for the operation of this paragraph) the amount of interest payable from the Closing Date. Thereafter, the amount of interest payable

EXHIBIT 6.04(a)–Page 1

hereunder shall be the amount determined in accordance with the terms hereof unless and until the amount so calculated again exceeds the amount payable under the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount that Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the amount payable under the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Note, shall make a final determination that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder, then to the outstanding principal amount of the Buyer Loans, then to fees and any other unpaid charges, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

    Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.

    Time is of the essence of this Note. To the fullest extent permitted by applicable law, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

    BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE BORROWER HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS NOTE, THE SALE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

    IN WITNESS WHEREOF, the Borrower has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.

LABOR READY, INC.
By:
Name:
Title:

EXHIBIT 6.04(a)–Page 2

SCHEDULE OF LOANS TO PARENT NOTE

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  Exhibit 10.5
RECEIVABLES SALE AND CONTRIBUTION AGREEMENT Dated as of March 1, 2001 by and between LABOR READY, INC. AS AN ORIGINATOR and LABOR READY FUNDING CORPORATION
TABLE OF CONTENTS
RECITALS
AGREEMENT
ARTICLE I DEFINITIONS AND INTERPRETATION
ARTICLE II TRANSFERS OF RECEIVABLES
ARTICLE III CONDITIONS PRECEDENT
ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS
ARTICLE V INDEMNIFICATION
ARTICLE VI BUYER LOANS
ARTICLE VII COLLATERAL SECURITY
ARTICLE VIII MISCELLANEOUS
EXHIBIT 2.01(a) Form of RECEIVABLES ASSIGNMENT
EXHIBIT 6.04(a) Form of PARENT NOTE
SCHEDULE OF LOANS TO PARENT NOTE